Exhibit 10.19

[XTO LETTERHEAD]

NOTICE OF COMMITMENT INCREASE

May 26, 2004

JPMorgan Chase Bank

600 Travis, 20th Floor

Houston, Texas 77002

Attention: Administrative Agent

Ladies and Gentlemen:

The undersigned, XTO Energy Inc. (the “Borrower”), refers to the 5-Year Revolving Credit Agreement dated as of February 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among the Borrower, and JPMorgan Chase Bank, as Administrative Agent, and the Agents and Lenders party thereto. The Borrower hereby notifies you, pursuant to Section 2.02 of the Credit Agreement, that it hereby requests that the aggregate amount of the Commitments under the Credit Agreement be increased and the CI Lenders agree to provide Commitments under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Commitment Increase as required by Section 2.02(b) of the Credit Agreement:

(a) the effective date of such increase of aggregate amount of the Lenders’ Commitments is July 14, 2004;

(b) the amount of the requested increase of the Commitments is $200,000,000.00;

(c) the CI Lenders that have agreed with the Borrower to provide their respective Commitments, are to be determined based on allocations of the Commitments on or about the effective date of the increase; and

(d) set forth on Annex I attached hereto is the amount of the respective Commitments of all Reducing Percentage Lenders and all CI Lenders as of effective date of such Commitment Increase.

May 26, 2004

Delivery of an executed counterpart of this Notice of Commitment Increase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Commitment Increase.

Very truly yours,

XTO ENERGY INC.

By:	/s/ John M. O’Rear
Name:	John M. O’Rear
Title:	Vice President and Treasurer

Approved and Consented to by:

JPMORGAN CHASE BANK,
as Administrative Agent

By:	/s/ Robert C. Mertensotto
Name:	Robert C. Mertensotto
Title:	Managing Director

ANNEX I

TO

NOTICE OF COMMITMENT INCREASE

(as of May 26, 2004)

Lender	Amount of Commitment	Percentage of Total Commitments
To be determined based on Allocations of the Commitments on or about the effective date of the increase.	$200,000,000.00

TOTAL:	$200,000,000.00	100.0000000%